UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2013

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
355 Alhambra Circle Suite 1500
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 18, 2013, the Company issued a press release announcing that the journal Epilepsia has accepted for publication an original research paper that demonstrates proof of concept of CPP-115 suppressing infantile spasms (IS) in a pre-clinical study. CPP-115 is the Company’s next-generation GABA aminotransferase inhibitor being developed for the treatment of IS. The Company also announced plans to initiate a Phase I multiple-dose ascending study in the first half of 2014 to evaluate the safety and tolerability of multiple ascending oral doses of CPP-115.

Our investors and others should note that we currently announce material financial and other information to our investors using SEC filings, press releases, and our investor relations website. We use these channels as well as social media channels to announce information about the Company. Consistent with SEC guidance regarding the use of social media channels to announce material and other information to investors, we are notifying investors, the media and others interested in the Company that in the future, we might choose to communicate material information through social media channels, and it is possible that the information we post on social media channels could be deemed to be material information. Accordingly, we encourage investors, the media and others interested in the Company to review the information we post on Twitter at http://www.twitter.com/CatalystPharma.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by the Company on November 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: November 18, 2013